As filed with the Securities and Exchange Commission on June 17, 2022
REGISTRATION NO: 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Aesthetic Medical International Holdings Group Limited
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (IRS Employer Identification Number)
1122 Nanshan Boulevard
Nanshan District, Shenzhen
Guangdong Province, China 518052
+86 (755) 2559 8065
(Address and telephone number of Registration’s principal executive offices)

Puglisi & Associates
850 Library Ave., Suite 204
Newark, DE 19711
(302) 738-6680
(Name, address and telephone number of agent for service)

Copies to:
Yu Wang
King & Wood Mallesons
13/F Gloucester Tower, The Landmark, 15 Queen’s Road Central
Central, Hong Kong
+852 63861503

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement. ☐
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated June 17, 2022
PROSPECTUS
Aesthetic Medical International Holdings Group Limited
US$60,000,000
Ordinary Shares
Warrants
We may offer to the public from time to time in one or more offerings, offer and sell up to a total amount of US$60,000,000 of the ordinary shares of the Company, par value US$0.001 per share (the “ordinary shares”), including ordinary shares represented by our American Depositary Shares (“ADSs”) and/or warrants to purchase our ordinary shares, including ordinary shares represented by ADSs, together or separately as described in this prospectus. Each ADS represents three (3) ordinary shares. We refer to the ordinary shares, ADSs and warrants collectively as “securities” in this prospectus.
Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offeror, the offering and the specific terms of the securities offered. This prospectus provides you with a general description of the securities and may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.
We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Global Market or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.
The ADSs are listed on the Nasdaq Global Market under the symbol “AIH”. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares held by non-affiliates in any 12-month period so long as the aggregate market value of our issued and outstanding ordinary shares held by non-affiliates remains below US$75,000,000. As of the date of this prospectus, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates was approximately $12.6 million based on 70,703,671 shares of our outstanding ordinary shares, of which approximately 17,451,353 were held by non-affiliates, and the last reported sale price of our ADSs of U$2.17 per ADs on May 18, 2022. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5. of Form F-3.
Under our Fourth Amended and Restated Memorandum and Articles of Association, our authorized share capital is US$1,500,000 divided into 1,500,000,000 ordinary shares of a par value of US$0.001 each.
For a complete description of our share capital see “Description of American Depository Shares and Ordinary Shares”.

Investors are purchasing securities of a Cayman Islands holding company rather than securities of our subsidiaries that have substantive business operations in China. The Company is a Cayman Islands holding company that conducts its operations and operate its business in China through its PRC subsidiary, Peng Yida Business Consulting (Shenzhen) Co., Ltd. In this prospectus, “AIH” “we” “us” “our company” “the Company” and “our” refer to Aesthetic Medical International Holdings Group Limited and its subsidiaries, and in the context of describing our consolidated financial information. Such structure involves unique risks to investors in the ADSs and ordinary shares. In particular, as we are a holding company with substantive business operations in China, you should pay special attention to disclosures included in our most recent annual report on Form 20-F incorporated by reference in this prospectus and risk factors included herein, including but not limited to risk factor such as “Uncertainties with respect to the PRC legal system and changes in laws, regulations and policies in China could materially and adversely affect us.” The PRC government has significant authority to exert influence on the ability of a company with substantive operations in China, such as us, to conduct its business, accept foreign investments or list on a U.S. or other foreign exchanges. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, oversight on cybersecurity and data privacy.
In particular, the Public Company Accounting Oversight Board (“PCAOB”) is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections. Our ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or fully investigate auditors located in China. On December 2, 2021, the U.S. Securities and Exchange Commission, or the SEC, adopted final amendments implementing the disclosure and submission requirements of the HFCAA, pursuant to which the SEC will identify an issuer as a “Commission Identified Issuer” if the issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely, and will then impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for three consecutive years. On December 16, 2021, PCAOB issued the HFCAA Determination Report, according to which our auditor is subject to the determinations that the PCAOB is unable to inspect or investigate completely. In May 2022, in connection with its implementation of the HFCAA, the SEC conclusively named our Company as a “Commission-Identified Issuer” following the filing of our annual report on Form 20-F for fiscal year 2021 with the SEC on May 16, 2022. Under the current law, delisting and prohibition from over-the-counter trading in the United States could take place in 2024. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. In addition, the proposed changes to the law would decrease the number of non-inspection years from three years to two, thus reducing the time period before our ADSs may be prohibited from over-the-counter trading or delisted. If the proposed provision is enacted, our ADS could be delisted from the exchange and prohibited from over-the-counter trading in the United States in 2023.
The PRC government has recently published new policies that significantly affected certain industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding the industry where we operate, which could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like us. These risks could result in a material change in our operations and the value of our ordinary shares or the ADSs, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. For more information on various risks related to doing business in China, see “Risk Factors — Risks Related to Doing Business in China” in this prospectus and the “Risk Factors” sections of our most recent annual report on Form 20-F which is incorporated by reference in this prospectus.
As of the date of this prospectus, AIH, our Cayman Islands holding company and other subsidiaries of our Company have not received any inquiry, notice, warning or sanctions regarding the offering from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and detailed official guidance and related implementation rules have not been issued or taken effect, it is uncertain how soon the regulatory bodies in China will finalize implementation measures, and the impact the modified or new laws and regulations will have on the daily business operations of our PRC subsidiaries, our ability to accept foreign investments and list on an U.S. or other foreign exchange. For more information on various risks related to doing business in China, see “Risk Factors — Risks Related to Doing Business in China” in this prospectus and the “Risk Factors” sections of our most recent annual report on Form 20-F which is incorporated by reference in this prospectus.
Investing in these securities involves certain risks. Please carefully consider the “Risk Factors” in Item 3.D. of our most recent annual report on Form 20-F file with the Securities and Exchange Commission which is incorporated by reference in this prospectus, the “Risk Factors” in this prospectus, and in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase these securities.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated           , 2022

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. By using the shelf registration statement, we may sell our ADSs and warrants from time to time, in one or more offerings, on delayed basis. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Incorporation of Certain information by Reference” and “Where You Can Find More Information”.
In this prospectus, unless otherwise indicated or unless the context otherwise requires,
•
“ADSs” are to our American depositary shares, each representing three of our ordinary shares;

•
“China” or the “PRC” are to the People’s Republic of China, excluding, for the purposes of this annual report only, Hong Kong, Macau and Taiwan;

•
“Renminbi” or “RMB” are to the legal currency of China;

•
“shares” or “ordinary shares” are to our ordinary shares, par value US$0.001 per share;

•
“U.S. GAAP” are to generally accepted accounting principles in the United States;

•
“US$” “dollars” or “U.S. dollars” are to the legal currency of the United States;

•
“AIH” are to Aesthetic Medical International Holdings Group Limited, a Cayman Islands exempted company; and “AIH” “we” “us” “our company” “the Company” and “our” are to Aesthetic Medical International Holdings Group Limited and its subsidiaries, and in the context of describing our consolidated financial information.

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial statements and related notes and other financial data incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

PROSPECTUS SUMMARY
This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may from time to time, sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered and risk factors specific to that offering.
We may add or modify in a prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated into this prospectus by reference. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described above under the heading “Where You Can Find More Information.”
When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters, dealers or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors,” which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.

OUR BUSINESS
Overview
We are a leading provider of aesthetic medical services in China. Leveraging over 20 years of clinical experience, we provide one-stop aesthetic service offerings that include (1) surgical aesthetic treatments, such as eye surgery, rhinoplasty, breast augmentation and liposuction, (2) non-surgical aesthetic treatments which comprise minimally invasive treatments and energy-based treatments such as laser, ultrasound and ultraviolet light treatments, and (3) other aesthetic services such as cosmetic dentistry, as well as general medical services. As one of the market leaders in China, we believe we are well-positioned to benefit from the favorable tailwinds, including growing social acceptance of aesthetic medical services.
We generate our revenue primarily from providing aesthetic treatments. We have grown our network significantly since our operation commenced in 1997. As of the date of this annual report, we have a strategically established network comprising 15 treatment centers (including 13 wholly or majority owned centers). Our treatment centers spread across major cities in China, with major focus in the Guangdong-Hong Kong-Macau Greater Bay area and the Yangtz River Delta area in China. As we continue to expand our network, one of our core business strategies is to develop our “flagship” medical institutions, which are typically large-scale full-service treatment centers that contribute a significant proportion of our revenue and are staffed with our most experienced doctors. We believe that developing flagship medical institutions will not only improve our brand awareness in the surrounding area, but also enable us to provide high-end, specialized, and complex medical services to customers referred from smaller-scale treatment centers within our network. We currently have two flagship medical institutions, i.e., Pengcheng Hospital and Shenzhen Pengai. Our scalable business model is built on our highly standardized operating procedures across a centralized network, which we believe has allowed us to quickly and successfully expand. We intend to continue to expand our network into new cities throughout China and selected global markets through organic growth as well as strategic acquisitions, and strategically focus more on regions in the southern and eastern parts of China, where we see larger growth potential.
Since our inception, we have been committed to delivering high quality services to our customers. Our doctors have rich experience in providing both surgical and non-surgical aesthetic medical services. We believe our team of highly qualified and experienced medical professionals, as well as our stringent safety controls, have underpinned our strong reputation as we continue to attract and retain customers and receive industry recognition for our high-quality services. We have received a number of high-profile awards, including “the Most Prestigious Aesthetic Medical Services Beauty Brand in 2016” by the Tencent Network and “the Aesthetic Medical Services Brand of Technological Innovation in 2016” by Hong Kong WenWeiPo newspapers. In 2020, we co-published the 2020 White Paper for the Aesthetic Medical Service Industry in China, along with Forbes China, which was a recognition of our leading position in the industry. In 2021, we have received a number of high-profile awards, including “Agency of the Year Award for Outstanding Performance” by Aesthetic Medical Industry Notes, “Annual Quality, Safe and Secure Aesthetic Medical Agency in 2021” by Shenzhen Association of Plastics and Aesthetics, and “the Best New Digital Media Operation Innovation Award in 2021” by Allergan. In addition, in September 2021, we launched a preliminary plan for business strategies and restructuring to optimize our business operations, aiming to achieve a more focused market delineation, steadier development and healthier portfolio.
We generate revenue primarily from our core business providing surgical aesthetic treatment services and non-surgical aesthetic treatment services, comprising minimally invasive treatments and energy-based treatments (surgical and non-surgical treatments together contributed to 93.1%, 94.7% and 89.4% of our revenue in 2019, 2020 and 2021, respectively), as well as non-core business providing general healthcare and other aesthetic services (contributed to 6.9%, 5.3% and 10.6% of our revenue in 2019, 2020 and 2021, respectively). We offer a wide range of surgical and non-surgical aesthetic treatments to cater to the various needs of our customers. We had a total revenue of RMB645.6 million and a net loss of RMB669.5 million in 2021. For more information about our group, please refer to “Item 3. Key Information” and “Item 5. Operating and Financial Review and Prospects” in our most recent annal report on Form 20-F file with the SEC, which is incorporated by reference in this prospectus.

Summary of Risk Factors
An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks. Accordingly, you should carefully consider, among other things, the risks described in our most recent annual report on Form 20-F file with SEC, which is incorporated by reference into this prospectus.
Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows, and prospects. These risks are discussed more fully below and include, but are not limited to:
Risks relating to our business and our industry
•
any future occurrence of force majeure events, natural disasters or outbreaks of contagious diseases in the PRC;

•
our ability to obtain sufficient funding for our expansion plans;

•
any decrease in supply or fluctuation in the cost of supplies;

•
our ability to maintain proper inventory levels for our operations;

•
the strength of our brand and reputation;

•
increasing ongoing compliance costs in a heavily regulated industry;

•
our compliance with PRC laws and regulations on medical advertisement;

•
possible non-compliance incidents;

•
customer complaints, claims and legal proceedings in the regular course of our operations from time to time;

•
our ability to recruit and retain an adequate number of managers, doctors, nurses, image consultants and other support staff in our treatment centers;

•
our ability to maintain the quality of the pharmaceuticals, medical equipment, medical supplies, injection materials, skincare products, implants and consumables we use; and

•
unfavorable market perception of the overall aesthetic medical industry.

Risks relating to our corporate structure
•
the Contractual Arrangements being compliant with PRC laws and regulations;

•
the Contractual Arrangements being ineffective in providing control;

•
potential conflicts of interest with Dr. Zhou Pengwu;

•
the Contractual Arrangements being subject to scrutiny by the PRC tax authorities; and

•
our PRC medical centers being deemed as “Sino-Foreign Equity Medical Institutions.”

Risks relating to doing business in the PRC
•
increased labor costs and potential non-compliance caused by the enforcement of the PRC Labor Contract Law;

•
changes in the PRC’s economic, political and social conditions, as well as governmental policies;

•
uncertainties with respect to the PRC legal system and changes in laws, regulations and policies in China;

•
changes in international trade policies and barriers to trade or the emergence of a trade war;

•
potential liabilities under the FCPA, Chinese anti-unfair competition laws and relevant tax laws;

•
restrictions on currency exchange;

•
potential liability or penalties and limitation on our ability to inject and capital into these subsidiaries due to PRC regulations relating to investments in offshore companies by PRC residents; and

•
the risks related to the enactment of the Holding Foreign Companies Accountable Act.

Risks relating to the ADSs
•
our broad discretion to determine how to use the remaining net proceeds from our public offering;

•
the ability by our chief executive officer and his spouse to control and exert significance influence over our company;

•
provisions in our fourth amended and restated articles of association limiting your ability to influence corporate matters;

•
our reliance on exemptions from certain corporate governance requirements due to our “controlled company” status; and

•
an increased risk of securities class action litigation.

Contractual Arrangements with respect to Target Equity Interests
Pursuant to the Foreign Investment Catalog 2015, which became effective in April 2015, foreign investors in PRC medical institutions can only conduct investment activities through joint ventures. As of the date of this Prospectu, Yantai Pengai Cosmetic Surgery Hospital Co., Ltd., Hangzhou Pengai Aesthetic Medical Specialty outpatient clinic Co., Ltd., Changsha Pengai Aesthetic Medical Hospital Co., Ltd., Shanghai Pengai Aesthetic Medical Specialty outpatient clinic Co., Ltd., Shenzhen Pengai Xiuqi Aesthetic Medical Hospital Co., Ltd., Guangzhou Pengai Aesthetic Medical Hospital Co., Ltd., Beijing Aomei Yixin Investment Consultant Co., Ltd., Shenzhen Miaoyan Aesthetic Medical Clinic, Nanchang Pengai Xiuqi Aesthetic Medical Hospital Co., Ltd. Guangzhou Pengai Xiuqi Aesthetic Medical Clinic Co., Ltd, Shanghai Jiahong Aesthetic Medical Clinic Co., Ltd, collectively “Relevant Subsidiaries,” or each a “Relevant Subsidiary,” are held by Dr. Zhou Pengwu, our chairman and chief executive officer, as to 24%, 30%, 22%, 15.0%, 22%, 26%, 25%, 30%, 30%, 19% and 12% repectively. We refer to these equity interests held by Dr. Zhou Pengwu as the “Target Equity Interests,” which constitute all of Dr. Zhou Pengwu’s shareholdings in the Relevant Subsidiaries. Haikou Pengai Aesthetic Medical Hospital Co., Ltd. was established before the effective date of the Foreign Investment Catalogue 2015 and thus, it is not subject to the 70% foreign shareholding restrictions.
We historically held more than 70.0% equity interest in certain of our PRC subsidiaries that are medical institutions which we acquired or established after the effective date of the Foreign Investment Catalog 2015. Due to such restriction, we had decreased our shareholding to no more than 70.0% in such PRC subsidiaries by transferring excessive equity interests to Dr. Zhou Pengwu and certain of our employees in 2018. In connection with such equity transfer and Dr. Zhou’s shareholding in Hangzhou Pengai Aesthetic Medical Clinic Co., Ltd, Jinan Pengai Cosmetic Surgery Hospital Co., Ltd., Shenzhen Pengai Xiuqi Aesthetic Medical Hospital, Guangzhou Pengai Aesthetic Medical Hospital Co., Ltd. and Chongqing Pengai Aesthetic Medical Hospital Co., Ltd. which he subsequently acquired from other shareholders in 2018 and 2019, and Shanghai Pengai Aesthetic Medical Clinic Co., Ltd., Jiangsu Liangyan Hospital Management Co., Ltd. and Beijing AomeiYixin Investment Consultant Co., Ltd. in 2020, we entered into a series of Contractual Arrangements with Dr. Zhou Pengwu, Shenzhen Pengai Investment, the Relevant Subsidiaries and Ms. Ding Wenting in 2018, 2019, 2020 and 2021 with respect to the Target Equity Interests except for Jiangsu Liangyan Hospital Management Co., Ltd. and Beijing AomeiYixin Investment ConsultantCo., Ltd., which are subject to the completion of registration of share transfer to Dr. Zhou and the equity pledge. While we have disposed Chongqing Pengai Aesthetic Medical Hospital Co., Ltd and Jiangsu Liangyan Hospital Management Co., Ltd in December 2021, these Contractual Arrangements enable us to (i) exercise control over the Target Equity Interests in the Relevant Subsidiaries; (ii) receive economic benefits from the Target Equity Interests in the Relevant Subsidiaries; and (iii) have an exclusive option to purchase all or part of the Target Equity Interests when and to the extent permitted by PRC laws.
We do not rely on the Contractual Arrangements to exercise control over the Relevant Subsidiaries. Revenue attributable to the Target Equity Interest in the year ended December 31, 2021 accounted for approximately 5.6% of our total revenue of the same year.

With respect to our control over the Target Equity Interests, the Contractual Arrangements may not be as effective as direct ownership. If the Relevant Subsidiaries and/or Dr. Zhou Pengwu fail to perform their respective obligations under the Contractual Arrangements, we may have to incur substantial costs and expend additional resources to enforce such Contractual Arrangements, and rely on legal remedies under PRC laws, including contractual remedies, which may not be sufficient or effective. Please refer to “Item 3. Key Information — 3.D. Risk Factors — Risks relating to our corporate structure — The Contractual Arrangements may not be as effective in providing control as direct ownership and the Relevant Subsidiaries or Dr. Zhou Pengwu may fail to perform their respective obligations under the Contractual Arrangements” of our most recent annual report on Form 20-F which is incorporated by reference in this prospectus.
Corporate Information
Our principal executive offices are located at 1122 Nanshan Boulevard, Nanshan District, Shenzhen, Guangdong Province, China 518052 and our telephone number is +86 (755) 2559 8065. Our web site address is https://ir.aihgroup.net/. The information on our web site does not constitute part of this prospectus. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Ave., Suite 204, Newark, DE 19711.
The following diagram illustrates our corporate structure as of the date of this prospectus, including our material subsidiaries directly or indirectly owned by us through equity ownership:

Aesthetic Medical International Holdings Group Limited
100%
100%
Shengli Aesthetic Technology Investment (Hong Kong) Company Limited (Hong Kong)
100%
Dragon Jade Holdings Limited (BVI)
Stargaze Wealth Limited (BVI)
100%
Aih Investment Management Corp. (U.S.A)
100%
Newa Medical Aesthetics Limited (Hong Kong)
100%
Peng Oi Investment (Hong Kong) Holdings Limited
Aesthetic Medical International Holdings (Singapore) Pte. Ltd.
44.4%
Mendis Aesthetic Pte. Ltd. (Singapore)
Offshore
100%
Onshore
Peng Yida Business Consulting (Shenzhen) Co., Ltd.
100%
Shenzhen Pengai Hospital Investment Management Co., Ltd.
Relevant subsidiaries(1)
Other major subsidiaries(1)(2)
Dr. Zhou Pengwu
Equity
Target Equity Interest Through Contractual Agreements

(1)
As of the date of this prospectus, except for the Target Equity Interests representing all of Dr. Zhou Pengwu’s equity interests in the Relevant Subsidiaries which we consolidate through Contractual Arrangements, the remaining equity interest in our PRC operating subsidiaries is held by unaffiliated third parties and certain of our employees.

(2)
Other major subsidiaries are those subsidiaries other than Relevant Subsidiaries under Shenzhen Pengai Hospital Investment Management Co., Ltd. that hold our treatment centers. The table below sets forth other major subsidiaries as of the date of this prospectus and our beneficial interest in such subsidiaries.

Subsidiaries	Beneficial Interest
Haikou Pengai Aesthetic Medical Hospital Co., Ltd.	87.0%
Huizhou Pengai Aesthetic Medical Hospital Co., Ltd.	67.5%
Shenzhen Pengai Aesthetic Medical Hospital	100.0%
Shenzhen Pengcheng Hospital	100.0%
Implication of Being a Foreign Private Issuer
Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•
the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•
the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•
the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. The information we are required to file with or furnished to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. Thus, as long as we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.
Implications of Being an Emerging Growth Company
As a company with less than $1.07 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, related to the assessment of the effectiveness of the emerging growth company’s internal control over financial reporting. We have elected to take advantage of such exemptions.
We will remain an emerging growth company until the earliest of (a) the last day of our fiscal year during which we have total annual gross revenues of at least $1.07 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our ADSs that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

The Holding Foreign Companies Accountable Act
The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC should prohibit our shares or ADSs from being traded on a national securities exchange. Since our auditor is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities, our auditor is not currently inspected by the PCAOB, which may impact our ability to remain listed on a United States or other foreign exchange. The related risks and uncertainties could cause the value of our ADSs to significantly decline. For more details, please refer to “Risk Factors” in this prospectus and “Item 3.D. Risk Factors — Risk Related to Doing Business in China” in our most recent annal report on Form 20-F file with the SEC, which is incorporated by reference in this prospectus.
Permission Required from the PRC Authorities for Our Business of Securities to Foreign Investors
The PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas by and/or foreign investments in China-based issuers. For example, on December 24, 2021, the China Securities Regulatory Commission, or the CSRC, published the draft Administrative Provisions of the State Council on the Overseas Issuance and Listing of Securities by Domestic Companies (Draft for Comments), or the Draft Overseas Listing Regulations, and the draft Measures for the Overseas Issuance and Listing of Securities Record- filings by Domestic Companies (Draft for Comments), or the Draft Overseas Listing Measures, for public comments. These drafts stipulate that PRC domestic companies that seek to offer and list securities in overseas markets directly or indirectly shall complete the filing procedures with and report relevant information to the CSRC. For more detailed information, see “Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system and changes in laws, regulations and policies in China could materially and adversely affect us”.
Recent development
On May 16, 2021, our Company, the founder and senior executive of our Company and certain investors entered into an amendment, or the Amendment, to the share subscription agreement originally entered into among the Company, the founder and senior executive of the Company and Lafang China Co., Ltd, or Lafang, on May 16, 2021, or the Original SSA, of which we disclosed on a Form 6-K furnished with the SEC on May 17, 2021. The Amendment amended the aggregate subscription amount and subscription price of the Original SSA, among other things. Pursuant to the Amendment, a wholly-owned subsidiary of Lafang agrees to subscribe an aggregate of newly issued 21,413,276 ordinary shares for the total consideration of RMB100 million, representing a subscription price of RMB4.67 per ordinary share. Upon issuance, the subscription share would account for approximately 23.2% of the total outstanding ordinary shares of our Company on a fully diluted basis.

RISK FACTORS
An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks. Accordingly, you should carefully consider:
•
the information contained in or incorporated by reference into this prospectus;

•
the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•
the risks described in our most recent annual report on Form 20-F file with SEC, which is incorporated by reference into this prospectus; and

•
other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement to be filed relating to specific offerings of securities.

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the securities we are offering under that prospectus supplement. The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described occurs, our business, financial condition or results of operations would likely suffer. Prior to deciding about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.
Risks Related to Doing Business in China
The risks and uncertainties related to conducing our business in China include, but are not limited to, the following:
Our ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in China, or in 2023 if proposed changes to the law are enacted. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. In May 2022, in connection with its implementation of the HFCAA, the SEC conclusively named our Company as a “Commission-Identified Issuer” following the filing of our annual report for fiscal year 2021 on Form 20-F with the SEC on May 16, 2022.
The Holding Foreign Companies Accountable Act, or the HFCAA, was signed into law on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements of the HFCAA, pursuant to which the SEC will identify an issuer as a “Commission Identified Issuer” if the issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely, and will then impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for three consecutive years. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. In May 2022, in connection with its implementation of the HFCAA, the SEC conclusively named our Company as a “Commission-Identified Issuer” following the filing of our annual report for fiscal year 2021 on Form 20-F with the SEC on May 16, 2022.

Whether the PCAOB will be able to conduct inspections of our auditor before the issuance of our financial statements on Form 20-F for the fiscal year ending December 31, 2023 which is due by April 30, 2024, or at all, is subject to substantial uncertainty and depends on a number of factors out of our, and our auditor’s, control. If our shares and ADSs are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. Such a prohibition would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our ADSs. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.
On June 22, 2021, the U.S. Senate passed a bill which would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. On February 4, 2022, the U.S. House of Representatives passed a bill which contained, among other things, an identical provision. If this provision is enacted into law and the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA is reduced from three years to two, then our shares and ADSs could be prohibited from trading in the United States in 2023.
The approval and/or other requirements of the CSRC or other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval.
The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, purport to require offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear. If a governmental approval is required, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the requisite governmental approval for an offering, or a rescission of such CSRC approval once obtained by us, may subject us to sanctions imposed by the relevant PRC regulatory authority, which could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.
As of the date of the this prospectus, AIH, our Cayman Islands holding company and other subsidiaries of our Company have not received any inquiry, notice, warning or sanctions regarding the offering from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and detailed official guidance and related implementation rules have not been issued or taken effect, it is uncertain how soon the regulatory bodies in China will finalize implementation measures, and the impact the modified or new laws and regulations will have on the daily business operations of our PRC subsidiaries, our ability to accept foreign investments and list on an U.S. or other foreign exchange. For more information on various risks related to doing business in China, see the “Risk Factors — Risks Related to Doing Business in China” in this prospectus and the “Risk Factors” sections of our most recent annual report on Form 20-F which is incorporated by reference in this prospectus.

PRC government has significant oversight over the conduct of our business and as such may influence our operations at any time, which may potentially result in a material adverse effect on our operations.
PRC government has significant oversight over the conduct of our business and may intervene or influence our operations at any time, which may potentially result in a material adverse effect on our operations. PRC government has also recently indicated an intent to exert more oversight over offerings that are conducted overseas and foreign investment in China-based issuers, which could impact our ability to raise additional capital in international capital markets. In addition, the PRC government has recently published new policies that significantly affected certain industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Any such action could significantly limit or completely hinder our ability to offer or continue to offer Securities to investors and cause the value of such Securities to significantly decline or be worthless. As there are still regulatory uncertainties in this regard, we cannot assure you that we will be able to comply with new laws and regulations in all respects, and we may be ordered to rectify, suspend or terminate any actions or services that are deemed illegal by the regulatory authorities and become subject to material penalties, which may materially harm our business, financial condition, results of operations and prospects.
We conduct our business in a heavily regulated industry and incur ongoing compliance costs as well as face penalties for non-compliance.
We conduct our business in a heavily regulated industry. The rules and regulations relate mainly to the licensing of treatment centers, the quality and the licensing of medical facilities, equipment and services, the pricing, procurement and usage of pharmaceuticals, and the licensing, practice and number of medical professionals. For more details, please see the section headed “Item 4. Information on the Company — 4.B. Business Overview” in our most recent annal report on Form 20-F file with the SEC, which is incorporated by reference in this prospectus. Accordingly, our treatment centers are subject to periodic licensing renewal requirements and inspections by various government agencies and departments at the provincial and municipal level. In addition, any changes in laws and regulations could require us to obtain additional licenses, permits, approvals or certificates, impose additional conditions or requirements for the renewal of the licenses of the treatment centers, or result in the invalidation of our currently owned licenses. To comply with national and regional policies and regulations of the aesthetic medical industry implemented by the PRC government in 2021, we upgraded our medical risk control system, which included 1) established a supervisory team to update the Board the progress of risk control progress of the treatment centers; 2) strengthened the allocation of medical staffs, medical workplaces and facilities for various treatment operations, as well as the supervision and management of the operation procedures; 3) improved the emergency response procedures of each treatment center, and would regularly carry out drills; and 4) set up self-examination team and reward and penalty mechanism at each treatment center to review the surgical and customer records, ensuring operational compliance.
In the past, some of our treatment centers were subject to administrative warnings and penalties due to certain noncompliance incidents. Although we took measures to improve the internal control on the procurement of medical facilities, as a result of the growth in our operations and the increasing number of treatment centers we manage, as well as the tightened PRC laws for consumer protection, we have experienced, and will continue to experience, non-compliance incidents. For instance, several of our treatment centers were subject to administrative penalties due to their failure to comply with certain regulations on medical advertisements, and several of our treatment centers were subject to administrative penalties due to the medical professionals’ malpractice, operation beyond the permitted scope of licenses or without licenses, use of unqualified medical facilities or pharmaceuticals, use of expired disinfectant, non-compliance with regulations on disposal of medical waste, failure to evaluate occupational hazards, non-compliance with statistic regulations, non-compliance with fire protection regulations, failure to timely file the required annual report of certain treatment centers to the relevant local branch of the State Administration of Market Regulation, failure to meet standards of hygiene, failure to fulfill inspection requirements of the licensing and medical facilities, and non-compliance with tax regulations, failure to meet the standard of drafting and preservation of medical case record, non-compliance with regulations on prevention and handling of medical disputes and noncompliance with regulations on publicity of service items and fees. In addition, certain of our treatment centers may be subject to administrative penalties due to failure to comply with fire code and environmental regulations. Failure to comply with fire protection design review and inspection requirements could lead to the temporary closure of certain treatment centers. Also, certain information concerning some foreign doctors (if any) might be published on the website of one of our treatment centers, which could have inadvertently created the impression that those foreign doctors were employed by us.

In addition, we have experienced incidents of non-compliance which did not result in administrative warnings or penalties but could adversely impact our reputation, create additional compliance costs for us or otherwise impair our business and operations. For example, while we require that all human placenta extract products procured and used in our treatment centers are domestically produced, registered by the China Food and Drug Administration, or the CFDA, and legally compliant, we have had instances in the past where certain of our treatment centers used imported human placenta extract products that were unregistered with the CFDA.
Furthermore, private healthcare facilities providing certain specialized medical procedures are subject to licensing requirement in Hong Kong. We may expand the scope of services offered in our clinic in Hong Kong and may be required to apply for a license in the future to continue such operations.
In June 2018, the business license of our treatment center in Shanghai was temporarily suspended for performing dental implants without the appropriate license, which we promptly rectified.
We cannot guarantee that any future incidents of non-compliance would not result in temporary or permanent suspension of any of the licenses, permits, approvals and certificates necessary for our business. If we fail to obtain or renew any necessary licenses, permits, approvals and certificates, or are found to be non-compliant with any of these laws, regulations or rules, we may be unable to provide relevant medical services, suffer reputational harm, face penalties, suspension of operations or even revocation of operating licenses or criminal liability, depending on the nature of the findings, any of which could materially and adversely affect our business, financial condition and results of operations.
If we are unable to fully comply with PRC laws and regulations on medical advertisement, our brand image, results of operations and financial conditions could suffer significantly.
As a medical aesthetic service provider, we must comply with the PRC Advertisement Law, the PRC Administrative Measures on Medical Advertisement and other relevant advertising laws and regulations and constantly monitor our advertising content. According to the Administrative Measures on Medical Advertisement and the Notice on Further Strengthening the Administrative Measures on Medical Advertisement, or the Administrative Measures on Medical Advertisement, we must obtain a medical advertisement approval certificate before publishing any medical advertisement. The content in the published advertisement shall be consistent with what has been approved and recorded in the medical advertisement approval certificate. In addition, the Administrative Measures on Medical Advertisement explicitly stipulate that such medical advertisements shall not include any specific treatment method, any guarantees of the treatment, any name or image of any patient, any particular medical professional, nor use any medical research institution or its personnel or any public association or organization to suggest any treatment is valid. For violations of these laws and regulations, the PRC competent health administrative authority and Chinese medicine administrative authority may issue warnings and require remediation. If the violations are more severe, they may impose measures such as suspension of business until the violations have been remedied, revocation of the license for operating a particular medical department, or even revocation of the Medical Institution Practicing License. In addition, the competent administration for industry and commerce (now known as the administration for market regulation) may also suspend the business and the business licenses of institutions that are repetitive and serious offenders in accordance with the PRC Advertisement Law. In 2021, the regulators have strengthened the supervision of the aesthetic medical industry and proposed various guidelines to ensure the healthy development of the aesthetic medical industry, including regulating advertisements as well as cracking down illegal manufacturing and sales of the aesthetic medical products. See “Item 4. Information on the Company — 4.B. Business Overview — Regulation — Regulations on medical advertising in the PRC” in our most recent annal report on Form 20-F file with the SEC, which is incorporated by reference in this prospectus.

In the past, some of our treatment centers have received administrative penalties for non-compliance with these laws and regulations. For instance, several of our treatment centers have been penalized for publishing medical advertisements without having obtained relevant medical advertisement approval certificates, not strictly following the scope and manners as approved and recorded in the relevant medical advertisement approval certificates, and publishing medical advertisements with expressions explicitly prohibited by these laws and regulations, publishing medical advertisements without showing the relevant licensing number on the relevant medical advertisement approval certificate, or publishing medical advertisements with untrue or misleading expressions. The results of such non-compliance actions ranged from warnings, fines, deduction of medical institution practice points, suspension of publication of advertisements, remediation, reduction of adverse impact and withdrawal of advertisement, among other things. Any violation of these laws and regulations on medical advertisements, if material or not rectified, may subject us to administrative penalties, impair our brand image, and materially and adversely impact our business, financial condition, results of operations and prospects.
Uncertainties with respect to the PRC legal system and changes in laws, regulations and policies in China could materially and adversely affect us.
We conduct our business primarily through our subsidiaries in China. PRC laws and regulations govern our operations in China. Our subsidiaries are generally subject to laws and regulations applicable to foreign investments in China, which may not sufficiently cover all of the aspects of our economic activities in China. In addition, the implementation of laws and regulations may be in part based on government policies and internal rules that are subject to the interpretation and discretion of different government agencies (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not always be aware of any potential violation of these policies and rules. Such unpredictability regarding our contractual, property and procedural rights could adversely affect our business and impede our ability to continue our operations. Furthermore, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties could materially and adversely affect our business and results of operations.
In January 2015, the MOFCOM, published a discussion draft of the proposed Foreign Investment Law, or the 2015 Draft Foreign Investment Law. The National People’s Congress published another discussion draft of the Foreign Investment Law and its amendment, or the 2018 Draft Foreign Investment Law, on December 2018 and January 2019 respectively. On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which has come into effect since January 1, 2020, or the 2019 Foreign Investment Law. Among other things, the 2015 Draft Foreign Investment Law expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company should be treated as a foreign invested enterprise, or FIE. Once an entity falls within the definition of FIE, it may be subject to foreign investment “restrictions” or “prohibitions” set forth in a “negative list” to be separately issued by the State Council. If an FIE proposes to conduct business in an industry subject to foreign investment “restrictions” in the “negative list,” the FIE must go through a pre-approval process. The 2019 Foreign Investment Law have revised the definition of “foreign investment” and removed all references to the definitions of “actual control” or “variable interest entity structure” under the 2015 Draft Foreign Investment Law, and have further specified that all “foreign investments” shall be conducted pursuant to the negative list issued or approved to be issued by the State Council.
Notwithstanding the above, the 2019 Foreign Investment Law stipulates that foreign investment includes foreign investors investing in China through any other methods under laws, administrative regulations or provisions prescribed by the State Council. There are possibilities that the Contractual Arrangements adopted by us will be deemed as a form of foreign investment, at which time it will be uncertain whether our investment in treatment centers in China and the Contractual Arrangements will be deemed to be in violation of the foreign investment regulations and how they will be handled. Therefore, there is no guarantee that the Contractual Arrangements, our business and operation will not be materially and adversely affected in the future due to the changes in PRC laws and regulations. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.
Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies. As of the date of this annual report, we have not received any inquiry, notice, warning, or sanctions from PRC government authorities in connection with the Opinions.
As such, the Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.
Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although we are currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.
On December 24, 2021, the China Securities Regulatory Commission, or the CSRC, together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively, the “Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations.
As of the date of this prospectus, we have not received any inquiry or notice or any objection to this offering from the CSRC, the CAC or any other PRC governmental authorities that have jurisdiction over our operations. However, given the current regulatory environment in the PRC, there remains uncertainty regarding the interpretation and enforcement of PRC laws, which can change quickly with little advance notice subject to any future actions of the PRC authorities.

Although the Draft Overseas Listing Regulations and the Relevant Officials of the CSRC Answered Reporter Questions on December 24, 2021 provide that companies with VIE structure are eligible to list overseas after filing with the CSRC, if complying with domestic laws and regulations, there is no specific rules regarding the compliance conditions. In addition, the CSRC may consult relevant competent authorities if needed and the consulting period is uncertain, which may delay the filing procedure or, the securities regulatory agency under the State Council and competent authorities under the State Council may impose a postponement or termination of the intended overseas offering and listing, and cancel the corresponding filing if the intended overseas offering and listing has been filed. The Draft Rules Regarding Overseas Listing, if enacted, may subject us to additional compliance requirement in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Draft Overseas Listing Regulations on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer the ADSs, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause the ADSs to significantly decline in value or become worthless.
We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC, the CAC or other PRC authorities, as well as regarding any annual data security review or other procedures that may be imposed on us. If any approval, review or other procedure is in fact required, we are not able to guarantee that we will obtain such approval or complete such review or other procedure timely or at all. For any approval that we may be able to obtain, it could nevertheless be revoked and the terms of its issuance may impose restrictions on our operations and offerings relating to our securities.
Risk Related to our Securities
If we are able to sell any securities through an offering, unless otherwise stated in a prospectus supplement, the proceeds will generally be available for general corporate purposes; thus our management likely will have broad discretion over the use of proceeds.
If we could sell any securities, it is likely that the proceeds will be for general corporate purposes. In that event our management will have broad discretion over the use of proceeds. These general uses will include funding operating costs, working capital needs, and other general corporate purposes, including possible acquisitions and investments in other businesses. Our management will have considerable discretion in the application of the net proceeds, and investors will not have the opportunity, as part of its investment decision, to assess whether the proceeds are being used appropriately. The net proceeds, if any, maybe used for corporate purposes that do not improve our operating results or enhance the value of our ordinary shares. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our ordinary shares to decline and impair the operation of our clinics and hospitals.
Our need for future financing may result in the issuance of securities that will cause investors to experience dilution.
We have required, from time to time, equity capital to fund our operations. Our funding requirements depend on numerous factors, including our revenues, our expenses, and, among other things. We currently believe that we will need to obtain substantial additional funding in connection with our continuing operations. No assurance can be given as to our ability to procure additional financing, if required, on terms deemed favorable to us. To the extent additional capital is required and cannot be raised successfully, we may then have to limit our then operations and/or may have to curtail certain, if not all, of our business objectives and plans.

Our share price has fluctuated in the past, has recently been volatile and may be volatile in the future, and as a result, investors in our ordinary shares could incur substantial losses.
Our stock price has fluctuated in the past, and it may be volatile in the future. In addition, there has been broad stock market and industry fluctuations in general, and the market for medical services companies, in particular, has experienced volatility that often has been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on an investment in our ordinary shares. The market price for our ordinary shares may be influenced by many factors, including, but not limited to, the following:
•
investor reaction to our business strategy;

•
the success of competitive companies and their products and services;

•
regulatory or legal developments, especially changes in laws or regulations applicable to our aesthetic medical services;

•
actions taken by regulatory agencies with respect to our products and services, and practice license;

•
the success of our efforts to acquire additional treatment centers;

•
conditions in the PRC aesthetic medical services market;

•
declines in the market prices of stocks generally;

•
trading volume of our ordinary shares;

•
the other risks described in this “Risk Factors” section in this prospectus and other “Risk Factors” sections incorporated in this prospectus by reference.

Since the stock price of our ordinary shares has fluctuated in the past, has been volatile from time to time, and may be volatile in the future, investors in our ordinary shares could incur substantial losses. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, may contain forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. All statements other than statements of historical fact in this report are forward-looking statements. These forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “believe,” “is/are likely to” or other similar expressions. The forward-looking statements included in this report relate to, among others:
•
our business prospects, trends and conditions in the industry and markets in which we operate;

•
our goals, business strategies and plans to achieve these strategies;

•
our expected growth in, and market size of, our services in the markets we operate;

•
expected changes in our revenue, costs and expenditures;

•
our ability to offer new services in the markets and the industry we operate;

•
our ability to continue to develop new technologies and/or update our existing technologies;

•
growth of and trends of competition in our industry;

•
general economic, political and business conditions in the markets in which we operate;

•
changes to the regulatory environment and general outlook in the industry and markets in which we operate;

•
the performance of the global financial markets, including changes in our ability to access the capital markets and changes in the levels of interest rates;

•
our liquidity and financial condition;

•
our relationship with, and other conditions affecting, our customers;

•
our expectation regarding the use of proceeds from this offering;

•
our dividend policy; and

•
other factors beyond our control.

The forward-looking statements included in or incorporated by reference into this prospectus and any applicable prospectus supplement are subject to known and unknown risks, uncertainties and assumptions about our businesses and business environments. These statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual results of our operations may differ materially from information contained in the forward-looking statements as a result of risk factors, some of which are described under “Risk Factors” in the documents incorporated by reference herein.
The forward-looking statements contained in or incorporated into this prospectus and any applicable prospectus supplement speak only as of the date of hereof or thereof or of such documents incorporated by reference or, if obtained from third-party studies or reports, the date of the corresponding study or report, and are expressly qualified in their entirety by the cautionary statements in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein. Since we operate in an emerging and evolving environment and new risk factors and uncertainties emerge from time to time, you should not rely upon forward-looking statements as predictions of future events. Except as otherwise required by the securities laws of the United States, we undertake no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

OFFER STATISTICS AND EXPECTED TIMETABLE
We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of ordinary shares, ordinary shares represented by ADSs or warrants to purchase ordinary shares, including ordinary shares represented by ADSs, in one or more offerings, for a total amount of up to US$60,000,000. The price per ordinary share offered will depend on a number of factors that may be relevant at the time of offer. See “Plan of Distribution”
CAPITALIZATION AND INDEBTEDNESS
Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.
REGULATIONS
Information about the principal PRC laws and regulations relevant to our business and operations is included in the documents incorporated by reference in this prospectus, including our most recent annual report on Form 20-F file with the SEC, which is incorporated by reference in this prospectus. See “Incorporation of Certain Documents by Reference” in this prospectus.
USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by the Company will be used for general corporate purposes, which may include additions to working capital, capital expenditures, financing of acquisitions and other business combinations, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.
DIVIDEND POLICY
We have not previously declared or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our shares or the ADSs representing our ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. We are a holding company incorporated in the Cayman Islands and any future determination to pay dividends, if any, on our ordinary shares, will be at the discretion of our board of directors and will depend on, among other factors, our results of operations, financial condition, capital requirements and the requirements under the Cayman Islands law.

ENFORCEABILITY OF CIVIL LIABILITIES
Our Company is incorporated in the Cayman Islands.
Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
We have substantive business operations conducted in China, and a significant portion of our assets are located in China. A number of our directors and executive officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Puglisi & Associates, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Conyers Dill & Pearman, our counsel as to Cayman Islands law, and Han Kun Law Offices, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:
•
recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•
entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Cayman Islands
Conyers Dill & Pearman, our counsel as to Cayman Islands laws, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the securities laws of the United States or any state in the United States.
Conyers Dill & Pearman has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.
PRC
Han Kun Law Offices, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would:
•
recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•
entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Han Kun Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be, however, difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the ADSs or common shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law. For more information, please see “Item 3.D. Risk Factors  —  Risks Related to the ADSs  —  Because we are incorporated under Cayman Islands law and conduct our operations primarily in emerging markets, you may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited.” in our most recent annual report on Form 20-F file with the SEC, which is incorporated in this prospectus by reference.
DESCRIPTION OF AMERICAN DEPOSITARY SHARES AND ORDINARY SHARES
We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time and the Companies Act (as revised) of the Cayman Islands and the common law of the Cayman Islands, together referred as Cayman Islands law.
As of June 15, 2022, our authorized share capital was US$1,500,000, consisting of 1,500,000,000 ordinary shares, par value of US$0.001, each. As of June 15, 2022, 70,703,671 ordinary shares were issued and outstanding. All of our issued and outstanding ordinary shares are fully paid.
A description of our ordinary shares can be found in our Registration Statement on Form F-1, as amended, under the Securities Act, as originally filed with the SEC on September 30, 2019 (Registration No. 333-234022) under the heading “Description of Share Capital”, which description is incorporated by reference in this prospectus.
A description of our ADSs can be found in our Registration Statement on Form F-1, as amended, under the Securities Act, as originally filed with the SEC on September 30, 2019 (File No. 333-234022) under the heading “Description of American Depositary Shares”, which description is incorporated by reference in this prospectus.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase ordinary shares, including ordinary shares represented by ADSs. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement at or before the time we issue any warrants.
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement in the applicable prospectus supplement that will be filed with the SEC in connection with the offering of such warrants.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•
the title of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued and exercised;

•
the currency or currencies in which the price of such warrants will be payable;

•
the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
any provisions for adjustment of the number of amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•
if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•
if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•
information with respect to book-entry procedures, if any;

•
any material United States federal income tax consequences;

•
the antidilution provisions of the warrants, if any; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Each warrant will entitle its holder to purchase the number of ordinary shares at the exercise price set forth in, or calculable asset forth in, the applicable prospectus supplement. The exercise price may be paid either in cash or on a cashless exercise basis or any offer statistics and expected timetable other means permitted by the Companies Act.
After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.
Prior to the exercise of any warrants to purchase ordinary shares, the holders of the warrants will not have any of the rights of holders of the ordinary shares purchasable upon exercise.

TAXATION
Material income tax consequences relating to the purchase, ownership and disposition of any of the Securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those Securities.
PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, (4) through any other methods permitted pursuant to applicable laws, and (5) through a combination of any these methods.
Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices.
At any time a particular offer of the securities covered by this prospectus is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
The distribution of securities may be effected from time to time in one or more transactions. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best effort basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.
We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.
Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.
Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act or the Securities Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:
•
A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•
A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.
To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us, the selling shareholders and the underwriters or agents, if applicable. If we engage in at-the-market sales pursuant to a distribution agreement, we will offer and sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

EXPENSES
The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the Company. All of such fees and expenses, except for the SEC registration fee, are estimated.
SEC registration fee		$5,562
FINRA fees	$	*
Transfer agent’s fees and expenses	$	*
Printing and engraving expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous fees and expenses	$	*
Total	$	*

*
To be provided, if applicable, by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus:
•
Our annual report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on May 16, 2022;

•
Our current report on Form 6-K furnished with the SEC on May 31, 2022;

•
A description of our ordinary shares and ADSs can be found in our Registration Statement on Form F-1, as amended, under the Securities Act, as originally filed with the SEC on September 30, 2019 (Registration No. 333-234022) under the heading “Description of Share Capital — Ordinary Shares” and “Description of American Depositary Shares”;

•
Any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the Securities offered by this prospectus; and

•
Any future reports on Form 6-K that we furnished to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings incorporated by reference herein without charge by written or oral request directed to Wu Guanhua, Chief Financial Officer, 1122 Nanshan Boulevard, Nanshan District, Shenzhen, Guangdong Province, China 518052. Telephone: +86 (755) 2559 8065.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

INDEMNIFICATION
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud or willful default or the consequences of committing a crime. Our Fourth Amended and Restated Articles of Association provides that every director (including any alternate director) and officer of the Company shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities (collectively, “D&O Liabilities”) incurred or sustained by him in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of the Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere; provided that the foregoing does not apply to a director or officer of the Company if the D&O Liabilities were due to the willful misconduct of the director or officer as determined by a competent court or regulatory body or in the case of an officer who is not a director, by the board of directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

LEGAL MATTERS
The legal matters as to the federal United States and New York law have been passed upon for us by King & Wood Mallesons. The validity of the ordinary shares represented by ADSs, warrants, and legal matters as to Cayman Islands law has been passed upon for us by Conyers Dill & Pearman and legal matters as to PRC law have been passed upon for us by Han Kun Law Offices.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contract, agreement or document, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC may be obtained from the SEC’s website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, including the Company, which can be accessed at http://www.sec.gov. For further information pertaining to the securities offered by this prospectus and Aesthetic Medical International Holdings Group Limited, reference is made to the registration statement.
We furnish reports and other information to the SEC. You may read and copy any document we furnish at the SEC’s public reference facilities and the website of the SEC referred to above. Our file number with the SEC is 001-39088.

EXPERTS
The consolidated financial statements of the Company for the fiscal year ended December 31, 2019, 2020 and 2021, appearing in our annual report on for fiscal year 2021 Form 20-F filed with the SEC on May 16, 2022, have been audited by Union Power HK CPA Limited as stated in its report appearing therein. The audited consolidated financial statements are incorporated hereby by reference in reliance upon the report of Union Power HK CPA Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The office of Union Power HK CPA Limited is located at Unit 201, 2/F, Malaysia Building, 50 Gloucester Road, Wanchai, Hong Kong.

Aesthetic Medical International Holdings Group Limited
US$60,000,000
Ordinary Shares
Warrants

PROSPECTUS

June   , 2022

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.   Indemnification of Directors and Officers.
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud or willful default or the consequences of committing a crime. Our Fourth Amended and Restated Articles of Association provides that every director (including any alternate director) and officer of the Company shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities (collectively, “D&O Liabilities”) incurred or sustained by him in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of the Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere; provided that the foregoing does not apply to a director or officer of the Company if the D&O Liabilities were due to the willful misconduct of the director or officer as determined by a competent court or regulatory body or in the case of an officer who is not a director, by the board of directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.
Item 9.   Exhibits
Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1**	Fourth Amended and Restated Memorandum and Articles of Association of the Company
4.1*	Form of Warrant Agreement
4.2*	Form of Warrant Certificate
5.1	Opinion of Conyers Dill & Pearman
23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.2	Consent of Han Kun Law Offices
23.3	Consent of Union Power HK CPA Limited
24.1	Power of Attorney (included in signature page of this registration statement)
107	Filing Fee Table

*
To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished pursuant to the Exchange Act of the registrant and incorporated herein by reference.

**
Previously filed with the Registration Statement on Form F-1 (File No. 333-234022), as amended, initially filed with the SEC on September 30, 2019, and incorporated herein by reference.

Item 10.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(5)   That, for the purpose of determining liability under the Securities Act to any purchaser
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(6)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)   That, for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Shenzhen, China, on June 17, 2022.
Aesthetic Medical International Holdings Group Limited
By: /s/ Zhou Pengwu Name: Dr. Zhou Pengwu Title: Chairman and Chief Executive Officer
POWER OF ATTORNEY
Each of the undersigned officers and directors of Aesthetic Medical International Holdings Group Limited hereby severally constitutes and appoints Dr. Zhou Pengwu, the true and lawful attorney with full power to them, and each of them singly, to sign for the undersigned and in his or her name in the capacities indicated below, any and all amendments, including post-effective amendments to this Registration Statement and any related registration statements under Rule 462 under the Securities Act of 1933, as amended, and generally to do all such things in the undersigned’s name and behalf in such capacities to enable Aesthetic Medical International Holdings Group Limited to comply with the applicable provisions of the Securities Act of 1933, as amended, and all rules and regulation thereunder, and all requirements of the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms all that said attorneys or any of them shall lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Zhou Pengwu Name: Dr. Zhou Pengwu	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	June 17, 2022
/s/ Wu Guanhua Name: Wu Guanhua	Chief Financial Officer (Principal Financial and Accounting Officer)	June 17, 2022
/s/ Ding Wenting Name: Ding Wenting	Vice-chairwoman	June 17, 2022
/s/ Hu Qing Name: Hu Qing	Director	June 17, 2022
/s/ Zhou Yitao Name: Zhou Yitao	Director	June 17, 2022
/s/ Xue Hongwei Name: Xue Hongwei	Non-Executive Director	June 17, 2022
/s/ Cathy Peng Name: Cathy Peng	Non-Executive Director	June 17, 2022

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the registrant and has duly caused this Registration Statement on Form F-3 to be signed by the undersigned, thereunto duly authorized, on June 17, 2022.
Puglisi & Associates (Authorized Representative in the United States)
By: /s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director